TriSalus Life Sciences Reports Third Quarter 2025 Results and Reaffirms 2025 Revenue Guidance
TriSalus Reports $11.6 million in Revenue, Up 57% Year-over-Year, Reflecting Strong Liver Embolization growth
Investigator Published Data Show TriNav Enables Safe, Effective Thyroid Embolization Alternative to Surgery
Reaffirmed revenue guidance of at least 50% growth due to continued commercial momentum
Hosting Conference Call and Webcast today at 4:30pm ET
DENVER – November 13, 2025 - TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (the “Company”), an oncology company integrating novel delivery technology with standard of care therapies, and its investigational immunotherapeutic to transform treatment for patients with solid tumors, today announces financial results for the quarter ended September 30, 2025, and provides an operation update.
“TriSalus continued to deliver strong commercial performance in the third quarter, underscoring the growing clinical adoption of our TriNav® product suite and proprietary PEDD® platform across a broad range of solid tumor indications,” said Mary Szela, President and CEO of TriSalus. “We are pleased to reaffirm our full-year revenue growth guidance of 50%, reflecting the increasing market penetration of TriNav for liver-directed therapies. We continue to invest in registry and other clinical programs and are committed to building a data-driven case for the expansion of our PEDD technology platform to new embolization applications. With our strategic shift toward partnering development of nelitolimod, we are also reducing our quarterly cash burn even as we extend our platform. Our three PERIO clinical phase 1 dose escalation studies are completed, with clinical study reports under preparation for data release in Q4. We look forward to the balance of 2025 energized by our long-term vision of bringing our PEDD technology to a wider range of patients and improving their clinical outcomes.”
Third Quarter 2025 Operational Highlights
•Generated $11.6 million in net sales, a 57% increase year-over-year, and sequential growth of 3% over the second quarter 2025.
•Lowered quarterly cash burn by approximately 50% quarter-over-quarter.
•Delivered strong commercial performance, with expanding use of TriNav® in liver embolization, and continued further development of new applications for new clinical settings focused on the interventional radiology call point.
•Simplified the Company’s capital structure through successful completion of an exchange offering of previously issued Series A Preferred stock.
•Investigator-published study in the Journal of the Endocrine Society includes results of a retrospective single-center study by Gad et al. which evaluated the safety, feasibility, and early efficacy of Pressure-Enabled Thyroid Artery Embolization (PED-TAE) using the TriNav® Infusion System. This novel, minimally invasive technique targets the inferior thyroid arteries to reduce gland size and alleviate symptoms in patients who are not candidates for surgery or conventional therapies. These early results lay the foundation for a broader evaluation of pressure-enabled embolization in the management of benign thyroid disease,”
•Initiated a clinical trial to evaluate genicular artery embolization (GAE) as a potential treatment for knee osteoarthritis, a condition affecting more than 30 million adults in the United States. The study aims to assess whether GAE can reduce pain and delay the need for knee replacement surgery.
Third Quarter 2025 Financial Results
•Revenue, all from sales of the TriNav system, was $11.6 million for the three months ended September 30, 2025, an increase of 57% compared to the same period in 2024 and 3% sequential growth. Revenue growth was driven primarily by increased TriNav sales within liver directed applications.
•Gross margins were 84% in the third quarter, compared to 86% in the same period of 2024. The year-over-year decline was primarily driven by lower manufacturing efficiency associated with newly launched products, a dynamic we continue to expect to improve as production scales and processes mature over the course of the year.
•Research and Development (R&D) expenses were approximately $5.2 million, compared to $4.2 million for the same quarter of the prior year. The increase was primarily due to a one-time charge of approximately $2.1 million related to closing of our clinical studies related to nelitolimod, partially offset by the revision of approximately $0.7 million in patent-related costs to general and administrative expenses.
•Sales and Marketing (S&M) expenses were approximately $6.8 million in the third quarter, compared to $6.1 million for the same quarter of the prior year. The year-over-year increase was primarily due to an increase in performance related compensation driven by the increase in sales.

•General & Administrative (G&A) expenses for the third quarter were approximately $6.7 million, compared to $4.7 million for the same quarter of the prior year. The increase was primarily driven by the acceleration of approximately $1.6 million in non-cash stock-based compensation and the revision of approximately $0.7 million in patent-related expenses from research and development to general and administrative.
•Operating losses were $9.0 million, compared to Operating losses of $8.7 million for the same period in the prior year. The increase was primarily driven by a one-time charge related to the close out of our clinical studies along with a one-time acceleration of non-cash stock based compensation related awards.
•Net loss attributable to common stockholders was $41.3 million in the third quarter, compared to $3.2 million for the same period in the prior year, primarily driven by the conversion of our preferred stock to common stock during the third quarter of 2025, resulting in approximately $30.5 million net loss attributable to common stockholders.
•The basic and diluted loss per share was $0.96 for the third quarter, compared to $0.12 for the same period in 2024. This is primarily due to the conversion of preferred stock to common stock.
•As of September 30, 2025, cash and cash equivalents totaled $22.7 million providing sufficient runway to reach positive adjusted EBITDA.
The non-GAAP measure of adjusted EBITDA is reconciled in the table below as the Company believes it is an important measure of performance. Adjusted EBITDA losses were $5.4 million, compared to losses of $7.2 million for the same period in 2024. Adjusted EBITDA for the period includes approximately $2.1 million of a charge related to closing the clinical studies related to Nelitolimod. Currently, reductions in adjusted EBITDA losses are due to increased sales, reduced research and development expenses and increased stock compensation in 2025.
Conference Call
The Company will host a conference call and webcast today, November 13, 2025 at 4:30 PM eastern time to discuss its financial results for the quarter ended September 30, 2025. Parties interested in participating by phone should register using this online form. After registering for the webcast, dial-in details will be provided in an auto-generated e-mail containing a link to the conference phone number along with a personal pin. The event will also be webcast live on the investor relations section of TriSalus’ website. A replay will also be available on the website following the event.
About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s three FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System and TriNav Infusion System LV for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.
Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

TRISALUS LIFE SCIENCES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$11,566	$7,349	$31,946	$21,170
Cost of goods sold	1,906	1,004	5,203	2,887
Gross profit	9,660	6,345	26,743	18,283
Operating expenses
Research and development (1)	5,176	4,219	12,395	14,729
Sales and marketing	6,839	6,138	20,736	18,829
General and administrative (1)	6,659	4,727	17,287	13,310
Loss from operations	(9,014)	(8,739)	(23,675)	(28,585)
Other income (expense)
Interest income	170	158	378	347
Interest expense	(1,460)	(1,142)	(4,092)	(2,022)
Change in fair value of SEPA, warrant and revenue base redemption liabilities	(2,932)	4,974	(4,097)	(1,521)
Change in fair value of contingent earnout liability	2,524	2,360	2,404	12,061
Other expense, net	(94)	(13)	(385)	(210)
Loss before income taxes	(10,806)	(2,402)	(29,467)	(19,930)
Income tax benefit (expense)	(5)	3	(7)	(7)
Net loss	$(10,811)	$(2,399)	$(29,474)	$(19,937)
Series A Preferred Stock conversion inducement	$(18,516)	$—	$(18,516)	$—
Deemed dividend related to Series A Preferred Stock conversion	(11,947)	—	(11,947)	—
Undeclared dividends on Series A Preferred Stock	—	(803)	—	(2,405)
Net loss attributable to common stockholders	$(41,274)	$(3,202)	$(59,937)	$(22,342)
Net loss per common share, basic and diluted	$(0.96)	$(0.12)	$(1.72)	$(0.91)
Weighted average common shares outstanding, basic and diluted	43,057,632	26,501,597	34,858,162	24,588,500
(1) Amounts presented in prior 2025 interim periods have been revised in the year to date ended September 30, 2025 to align expense classification for the year to date period.

TRISALUS LIFE SCIENCES, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$22,687	$8,525
Accounts receivable, net	5,000	5,087
Inventory, net	3,276	4,048
Prepaid expenses	2,365	3,009
Total current assets	33,328	20,669
Property and equipment, net	1,826	1,669
Right-of-use assets	890	1,210
Other assets	419	423
Total assets	$36,463	$23,971
Liabilities and Stockholders’ Deficit
Current liabilities
Trade payables	$3,784	$2,274
Accrued liabilities	6,773	7,355
Short-term lease liabilities	129	216
Other current liabilities	224	383
Total current liabilities	10,910	10,228
Long-term debt	32,764	22,084
Revenue base redemption liability	502	507
Long-term lease liabilities	1,231	1,329
Contingent earnout liability	4,997	7,401
Warrant and SEPA liabilities	12,784	8,316
Total liabilities	63,188	49,865
Commitments and contingencies
Stockholders’ deficit
Preferred stock, Series A, $0.0001 par value per share, 10,000,000 shares authorized at September 30, 2025 and December 31, 2024, respectively; issued and outstanding, 0 and 3,985,002 shares at September 30, 2025, and December 31, 2024, respectively.	—	—
Common stock, $0.0001 par value per share. 400,000,000 shares authorized at September 30, 2025 and December 31, 2024, respectively; issued and outstanding, 49,891,299 and 31,279,264 shares at September 30, 2025, and December 31, 2024, respectively.	4	3
Additional paid-in capital	294,241	253,652
Accumulated deficit	(320,970)	(279,549)
Total stockholders’ deficit	(26,725)	(25,894)
Total liabilities and stockholders’ deficit	$36,463	$23,971

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Cash Flows
Nine months ended September 30, 2025 and 2024
(unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(29,474)	$(19,937)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	500	551
Non-cash lease expense	407	233
Change in fair value of SEPA, warrant and revenue base redemption liabilities	4,097	1,521
Change in fair value of contingent earnout liability	(2,404)	(12,061)
Paid-in-kind interest	800	377
Stock-based compensation expense	6,934	3,744
Allowance for credit losses	130	—
Loss on disposal of property and equipment	117	18
Amortization of debt issuance costs	767	434
Changes in operating assets and liabilities
Accounts receivable	(43)	(1,358)
Inventory, net	772	(1,455)
Prepaid expenses and other assets	648	(2,323)
Deposits	—	43
Operating lease liabilities	(107)	(238)
Trade payables and accrued liabilities	1,328	(4,685)
Net cash used in operating activities	(15,528)	(35,136)
Cash flows from investing activities
Purchases of property and equipment	(877)	(295)
Proceeds from the disposal of property and equipment	80	—
Net cash used in investing activities	(797)	(295)
Cash flows from financing activities
Proceeds from the issuance of common stock	22,211	12,586
Common stock issuance costs	(1,549)	—
Debt issuance costs	(520)	(2,593)
Proceeds from the issuance of debt	10,000	25,000
Payments on finance lease liabilities	(78)	(65)
Proceeds from the exercise of stock options for common stock	423	14
Net cash provided by financing activities	30,487	34,942
Increase (decrease) in cash, cash equivalents and restricted cash	14,162	(489)
Cash, cash equivalents and restricted cash, beginning of period	8,875	12,127
Cash, cash equivalents and restricted cash, end of period	$23,037	$11,638

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,528	$1,757
Cash paid for income taxes	$16	$4
Supplemental disclosures of non-cash items:
Prepaid warrant issuance costs	$—	$1,700
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$464
Fixed asset purchase through exchange of finance lease right-of-use asset	$85	$—
Derecognition of finance lease right-of-use asset	$(85)	$—
Non-cash capital expenditures included in accounts payable	$63	$—

Non-GAAP Financial Measure
To supplement the financial results presented in accordance with GAAP, TriSalus has also included in this press release non-GAAP adjusted EBITDA, which excludes from net loss, income tax expense, interest expense, interest income, change in fair value of SEPA, warrant and revenue-base redemption liabilities, change in fair value of contingent earn out liability, stock-based compensation expense and depreciation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. TriSalus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand TriSalus’ business.
TriSalus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, TriSalus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare TriSalus’ results from period to period, and to identify operating trends in TriSalus’ business.

Supplemental Schedule of Non-GAAP Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(10,811)	$(2,399)	$(29,474)	$(19,937)
Income tax (benefit) expense	5	(3)	7	7
Interest income	(170)	(158)	(378)	(347)
Interest expense	1,460	1,142	4,092	2,022
Depreciation	163	182	500	551
EBITDA	$(9,353)	$(1,236)	$(25,253)	$(17,704)

Change in fair value of warrant, SEPA, and revenue base redemption liabilities	2,932	(4,974)	4,097	1,521
Change in fair value of contingent earnout liability	(2,524)	(2,360)	(2,404)	(12,061)
Other expenses, net	94	13	385	210
Stock-based compensation	3,422	1,383	6,934	3,744
Adjusted EBITDA	$(5,429)	$(7,174)	$(16,241)	$(24,290)

Contacts
For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
917.749.1494
jferrer@lifesciadvisors.com

For Investor Inquiries:
David Patience
Chief Financial Officer
investor.relations@trisaluslifesci.com